SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 19, 2009 (March 17, 2009)
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2263
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On March 17, 2009, Fentura Financial, Inc. (the “Company”) entered into an agreement for the sale of its Davison State Bank subsidiary to a private, non-affiliated investor group for an undisclosed amount. The transaction, which is subject to the approval of the FDIC and the Michigan Office of Financial and Insurance Regulation, is expected to close in the third quarter of 2009. Davison State Bank was formed by the Company in 2000 and has approximately $45 million in assets. Additional information regarding the sale is contained in the press release attached hereto as Exhibit 99.1.
Item 2.02 Results of Operations and Financial Condition.
     The following information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
     On March 18, 2009, Fentura Financial, Inc. issued a news release to report its financial results for the quarter and year ended December 31, 2008. The release is furnished as Exhibit 99.1 hereto.
Item 8.01 Other Events.
     The Company announced the implementation of various cost cutting measures including a 5% across the board salary and wage reduction, position eliminations, and organizational realignment. Additional information regarding the actions taken by the Company is contained in the press release attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number
99.1	Press Release, dated March 18, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/ Donald L. Grill
Donald L. Grill, President and Chief
Executive Officer

Dated: March 19, 2009

EXHIBIT INDEX

Exhibit Number
99.1	Press Release, dated March 18, 2009